Exhibit 10.2

STOCK PURCHASE AND SALE AGREEMENT

This STOCK PURCHASE AND SALE AGREEMENT (the“Agreement”), is made and entered into as of the 29th day of August, 2007, by and between the TRUSTEE OF THE AMERICAN EQUITY INVESTMENT EMPLOYEE STOCK OWNERSHIP TRUST (the “Buyer”) and NOBLE ENTERPRISES, L.P. (referred to as “Seller”).  AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY (the “Company”) is a party to this Agreement only with respect to the representations made in Articles IV and V and the indemnification provision in Section 7.2.

RECITALS

A.	Seller wishes to sell 410,000 shares of the Company, (the “Subject Stock”), to the Buyer.

B.
Simultaneously to this Agreement, a similar agreement is being made and entered into by and between the Buyer and David J. Noble whereby David J. Noble is selling 240,000 shares of common stock of the Company to the Buyer.

C.	Buyer will own approximately 1.4% of the Company immediately after the purchase of the Subject Stock and the simultaneous purchase of shares from David J. Noble.

D.	Buyer has determined to purchase and acquire the Subject Stock from Seller, and Seller is willing to sell the Subject Stock to Buyer upon the terms and conditions hereinafter set forth.

E.	The Company desires to facilitate the sale and purchase of the Subject Stock for various corporate purposes.

AGREEMENT

NOW, THEREFORE, in consideration of the purchase and sale of the Subject Stock and of the premises and the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 – Purchase and Sale of Subject Stock.  On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase, on the Closing Date, the Subject Stock for a per share price equal to the average of the closing price of the Company stock for the ten trading days prior to the Closing Date (the “Purchase Price”).  The Buyer agrees to purchase the Subject Shares for the purpose of holding the Subject Shares under the ESOP for the exclusive benefit of participants and their beneficiaries, in accordance with the purposes stated in the ESOP.

1.2 – Payment.  The Buyer will pay the Purchase Price by delivering cash by wire transfer to an account maintained by the Seller. No commission shall be charged to any party with respect to the transactions contemplated by this Agreement.

ARTICLE II

CLOSING

2.1 – Closing.  The closing (the “Closing”) hereunder shall be held at 11:00 a.m. on August 29, 2007, at the offices of American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266, or at such other date, time, and place (or places) as may be agreed to by the parties hereunder.  (The date upon which the Closing is held in accordance with the terms of this section is referred to as the “Closing Date” throughout this Agreement.)

2.2 – Deliveries by Buyer at Closing.  At the Closing, Buyer shall deliver the Purchase Price for the Subject Stock, paid in the form as set forth in Section 1.2 hereof.

2.3 – Deliveries by Seller at Closing.  At or before the Closing, Seller shall deliver the following:

(a)           Stock certificates representing the Subject Stock endorsed or accompanied by separate assignments to Buyer;

(b)           All other items or documents necessary or appropriate hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and purchase the Subject Stock hereunder, Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date of this Agreement.  When used in this Article, “Knowledge” means actual knowledge after reasonable investigation and knowledge that could have been obtained through reasonable inquiry.

3.1 – Seller.  Seller has full power and authority to sell the Subject Stock and to enter into this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

3.2 – Ownership and Title.  Seller is the owner of the Subject Stock, free and clear of all claims, liens and encumbrances whatsoever.  At the Closing hereunder, Seller will convey to Buyer good and marketable title to the Subject Stock, free and clear of all liens and encumbrances whatsoever, and upon said conveyance Buyer will have good and marketable title to the Subject Stock, free and clear of all claims, liens and encumbrances whatsoever.

3.3 – No Options or Warrants.  There are no outstanding options, warrants, rights or privileges, preemptive or contractual, granted by Seller to acquire any of the Subject Stock.

3.4 – No Violation.  This Agreement and the transactions contemplated hereby will not result in violation of any of the terms and provisions of any indenture or other agreement to which Seller may be a party, or by which Seller may be bound, or to which either Seller may be subject.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
IN ITS CAPACITY AS PLAN SPONSOR

The Company, in its capacity as the sponsoring employer of the Plan, represents and warrants to the Buyer that:

4.1 – Organization, Qualification, Authority, Approval.  The Company intends the ESOP to be a qualified plan and tax exempt trust within the meaning of Sections 401(a) and 501(a) of the Code; and has all requisite power and authority to carry out the purposes and conduct the affairs for which it was created, and to own its assets.  The Plan is intended to be a qualified employee stock ownership plan within the meaning of Code Section 4975(e)(7), and complies in all material respects with all applicable requirements of the Code and ERISA.  The Company has or will file the Plan with the Internal Revenue Service for a favorable determination letter not later than the applicable remedial amendment period for the Plan.

4.2 – Appointment and Authority of the Trustee. The Board of Directors, or its duly authorized delegate, on behalf of the Company, has duly appointed Bremer Trust, N.A. as Trustee for the Plan (the “Trustee”).  The Plan provides the Trustee with full power and authority to enter into, execute and deliver this Agreement on behalf of the Buyer.

4.3 – Requisite Action.  The Company's execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and validly authorized and approved by all necessary action on the part of the Company.

4.4 – Investigation.  The Company has given Buyer access to the business records and documents of the Company and has permitted the Buyer to make such investigations of the Company as they have requested. Notwithstanding the Buyer’s investigation, the Company acknowledges that Buyer is relying, in entering into and consummating this Agreement and the transactions contemplated hereby, only upon the representations and warranties contained in this Agreement and the Company's financial statements, schedules, memoranda, certificates and other documents furnished or otherwise made available to the Buyer by the Company or public disclosure.

4.5 – Purchase of Shares.  To the knowledge of the Company, the Trustee is acquiring the Shares pursuant to the terms and conditions of the Plan, solely for the benefit of the Plan participants and their beneficiaries, for investment and not with a view to the resale thereof.

4.6 – Absence of Litigation.  No action, suit or proceeding before any court or governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND COMPANY

5.1 - Buyer’s Representations.  As an inducement to Seller to enter into this Agreement and sell the Subject Stock hereunder, Buyer hereby represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement:  The Buyer is the duly appointed Trustee of the American Equity Investment Employee Stock Ownership Trust (the “Trust”), which was created by the Company to hold assets of the American Equity Investment Employee Stock Ownership Plan.  The Trust is a validly created and existing trust under the laws of the State of Iowa.  This Agreement is binding upon and enforceable against Buyer in accordance with its terms.  The Buyer has full power and authority to purchase the Subject Stock and to enter into this Agreement in its capacity as Trustee of the Trust.  Proper action has been taken by the Buyer to authorize the execution of this Agreement and of any and all agreements or instruments necessary to effectuate the transactions contemplated hereby.

5.2 – Company Representations.  As an inducement to Buyer to enter into this Agreement and purchase Subject Stock hereunder, the Company hereby warrants and represents to Buyer that the following statements are true and correct as of the date of this Agreement:  During the three (3) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). All of such SEC Documents are available on the EDGAR system and on the Company’s website.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstance under which they are or were made, not misleading.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a material adverse effect.

ARTICLE VI

CONDITIONS PRECEDENT OF BUYER

The obligations of Buyer hereunder are subject to the condition that, on or before the Closing Date:

6.1 – Injunction.  On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

6.2 – Deliveries.  The Seller shall have delivered to Buyer all deliveries required or appropriate hereunder.

6.3 – Approval of Documents.  The form and substance of all certificates, instruments, opinions and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer.

ARTICLE VII

INDEMNITIES

7.1 – Seller’s Indemnity.  The Seller, for himself and his successors and assigns, agrees to indemnify, defend and hold the Buyer harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer shall incur or suffer, which arise, result from or relate to any breach of, or failure by the Seller to perform any of his representations, warranties, covenants or agreements in this Agreement.

7.2 – Company’s Indemnity.  The Company agrees to indemnify and hold the Buyer harmless against, and in respect of, any and all claims, losses, expenses, costs, obligations and liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer shall incur or suffer, which arise, result from or relate to any breach of or failure by the Company in its capacity as Plan Sponsor or otherwise, to perform any of its warranties, guaranties, representations, commitments or covenants in this Agreement.

7.3 – Trustee’s Indemnities.  Subject to the terms of the Plan, the Trustee agrees to indemnify and hold the Company, the Plan and the Seller harmless against, and in respect of, any and all claims, losses, expenses, costs, obligations and liabilities any of the them may incur by reason of the Trustee’s breach of or failure to perform any of the Trustee’s warranties, guaranties, representations, commitments or covenants in this Agreement, provided that Trustee’s breach or failure to perform is based on the Trustee’s (i) negligence; or (ii) willful misconduct.

ARTICLE VIII

MISCELLANEOUS

8.1 – Expenses.  The Company shall pay all expenses in connection with this Agreement and the transaction contemplated hereby.

8.2 – Brokers.  Each of the parties represents to the other that no broker or other person is entitled to any fee or commission in connection with the negotiation or consummation of the transactions contemplated hereby, except the fees of attorneys and/or accountants for the respective parties.

8.3 – Entire Agreement.  This Agreement contains the entire agreement among the parties, superseding in all respects any prior oral or written agreements or understandings pertaining to the subject matter hereof and transactions contemplated hereby and shall be amended or modified only by written instrument signed by all of the parties hereto.

8.4 – Waiver.  No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement or in the agreements and documents executed in connection herewith, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further and continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty of this Agreement, or the agreements and documents executed in connection herewith.

8.5 – Binding Effect; Assignment.  This Agreement and the agreements and documents executed in connection herewith shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns.

8.6 – Notices.  Any notice or other communication required or permitted to be given or served upon any of the parties under this Agreement shall be sufficiently delivered, given or served if delivered personally to such person or if sent to such party by registered or certified mail postage prepaid, addressed to such party as set forth below or such other address as such party shall designate by giving written notice to the other parties, as follows:

In case of notice to Buyer:

Kevin Weise
Bremer Trust, N.A.
372 St. Peter Street
St. Paul, MN 55102-1320

In case of notice to Seller:

Noble Enterprises, L.P.
5461 Gulf of Mexico Drive, #204
Longboat Key, FL 34228

8.7 – General.  This Agreement may be executed in several counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  This Agreement and the rights of the parties shall be governed, enforced and construed under the laws of the State of Iowa without giving effect to any choice or conflicts of law doctrine which otherwise might be applicable.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first written above.

BUYER:

BREMER TRUST, N.A.,
in its capacity as Trustee of the
American Equity Investment Employee Stock Ownership Trust

By:  /s/ Kevin Weise
Its:  Senior Vice President

COMPANY:

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:  /s/ Debra J. Richardson
Its:  Senior Vice President & Secretary

SELLER:

NOBLE ENTERPRISES, L.P.

By:  /s/ David J. Noble
Its:  General Partner